EXHIBIT D
EXECUTION COPY
AMENDMENT NO. 1 TO EXCHANGE AGREEMENT
     THIS AMENDMENT NO. 1 TO EXCHANGE AGREEMENT (this “Amendment”), dated as of September 14, 2005, is made by and among Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (“Buyer”), and the sellers set forth on Schedule 1 attached hereto (each, a “Seller” and collectively, the “Sellers”).
RECITALS
     A. Buyer and Sellers entered into that certain Exchange Agreement dated September 9, 2005 (the “Exchange Agreement”), and Buyer and Sellers desire to amend the Exchange Agreement as set forth in this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties hereby agree as follows:
          1. Amendment to Section 4.4(c). Section 4.4(c) of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:
"(c) Survival of Representations, Warranties and Covenants. All representations and warranties of each party contained herein shall survive the Closing forever. All covenants and agreements set forth in this Agreement shall survive for so long as performance is required thereunder. So long as any Buyer Indemnitee or Seller Indemnitee (each, an “Indemnitee”) asserts a valid claim for indemnification before the first to occur of (i) the expiration of any applicable survival period and (ii) the date which is six months after the Indemnitee’s discovery of the facts or circumstances giving rise to the claim or receipt of notice of a third party claim, such Indemnitee shall be deemed to have preserved its rights to indemnification pursuant to this Section 4.4 regardless of when such claim is ultimately liquidated or an arbitration has commenced with respect thereto.”
          2. Reference to and Effect on Exchange Agreement. Except as amended hereby, the Exchange Agreement shall remain in full force and effect in accordance with its terms.
          3. Incorporation of Article 5 of the Purchase Agreement. Article 5 of the Exchange Agreement is hereby incorporated in its entirety to this Amendment except that each instance of “Agreement” therein is hereby replaced by “Amendment.”
[Signature Page Follows]

     IN WITNESS WHEREOF, Buyer and Sellers have caused this Amendment No. 1 to Exchange Agreement to be executed and delivered as of the day and year first above written.

“BUYER”:

LIONS GATE ENTERTAINMENT CORP., a British Columbia corporation

By:	/s/ Wayne Levin

Name:	WAYNE LEVIN

Its:	EXEC. VP & GENERAL COUNSEL BUSINESS & LEGAL AFFAIRS

“SELLERS”:

LAGUNITAS PARTNERS

By:	Gruber & McBaine Capital Management, LLC, its General Partner

	By:	/s/ J. Patterson McBaine

	Name:	J. Patterson McBaine
	Its:	Managing Member

LINDSAY GRUBER DUNHAM, an individual

By:	/s/ Jon D. Gruber

Jon D. Gruber, as Managing Member of Gruber & McBaine Capital Management, LLC, her investment advisor with power of attorney

BERMAN BRAND & WEINER

By:	/s/ J. Patterson McBaine

J. Patterson McBaine, as Managing Member of Gruber & McBaine Capital Management, LLC, its investment advisor with power of attorney

DONAGHY SALES, INC.

By:	/s/ J. Patterson McBaine

J. Patterson McBaine, as Managing Member of Gruber & McBaine Capital Management, LLC, its investment advisor with power of attorney

“SELLERS”: (continued)

WALLACE FOUNDATION

By:	/s/ J. Patterson McBaine

J. Patterson McBaine, as Managing Member of Gruber & McBaine Capital Management, LLC, its investment advisor with power of attorney

HAMILTON COLLEGE

By:	/s/ J. Patterson McBaine

J. Patterson McBaine, as Managing Member of Gruber & McBaine Capital Management, LLC, its investment advisor with power of attorney

GRUBER & MCBAINE INTERNATIONAL

By:	/s/ J. Patterson McBaine

J. Patterson McBaine, as Managing Member of Gruber & McBaine Capital Management, LLC, its investment advisor with power of attorney

/s/ J. Patterson McBaine

J. Patterson McBaine, Trustee of TURNER H. MCBAINE TESTAMENTARY TRUST

/s/ J. Patterson McBaine

J. Patterson, pursuant to power of attorney for his wife SUSAN S. MCBAINE

“SELLERS”: (continued)

J. PATTERSON AND SUSAN SWINERTON MCBAINE FOUNDATION

By:	/s/ J. Patterson McBaine

Name:	J. Patterson McBaine
Its:	Director

GRUBER FAMILY FOUNDATION

By:	/s/ Jon D. Gruber

Name:	Jon D. Gruber
Its:	Secretary

/s/ Jon D. Gruber

Jon D. Gruber, Trustee of JON D. & LINDA W. GRUBER TRUST

/s/ Jon D. Gruber

Jon D. Gruber, Trustee of JONATHAN WYATT GRUBER TRUST

/s/ Jon D. Gruber

Jon D. Gruber, Trustee of JON D. & LINDA W. GRUBER TRUST

/s/ Jon D. Gruber

Jon D. Gruber, Trustee of JON D. & LINDA W. GRUBER TRUST

/s/ J. Patterson McBaine

J. PATTERSON MCBAINE, an individual

“SELLERS”:
(continued)

/s/ J. Patterson McBaine

J. PATTERSON AND SUSAN S. MCBAINE, by J. Patterson McBaine in his individual capacity and for Susan S. McBaine by power of attorney